EXHIBIT 23.5

Deloitte.                                                  Deloitte & Touche LLP
                                                           1 Place Ville Marie
                                                           Suite 3000
                                                           Montreal QC H3B 4T9
                                                           Canada

                                                           Tel: 514-393-5194
                                                           Fax: 514-390-4104
                                                           www.deloitte.ca

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this amendment no. 1 of Registration Statement no.333-136608 of Manaris Corporation on form SB-2 of our report dated September 2, 2005, except for Notes 22 and 23, which are as of September 14, 2006 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "experts" in such Prospectus.


/s/ Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Montreal, Canada
October 11, 2006











                                                      Member of
                                                      Deloitte Touche Tohmatsu
                                                    ----------------------------